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                                                                   EXHIBIT 10.26

                                 FIRST AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment") is executed and delivered effective as of September 14, 2003, by and between Endocare, Inc., a Delaware corporation (the "Company"), and Katherine Greenberg, an individual resident of the State of California ("Employee").

                                    RECITALS

         WHEREAS, the Company and Employee previously executed and delivered an Employment Agreement, dated as of March 25, 2003 (the "Original Agreement"); and

         WHEREAS, the Company and Employee now wish to amend the Original Agreement in order to modify, among other things, certain terms regarding the vesting of a stock option issued to Employee;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Company and Employee, intending to be legally bound, hereby agree as follows:

         1. Section 2(c) of the Original Agreement is hereby amended to read in its entirety as follows:

                  The Company shall grant to Employee an option (the "Option") to purchase Two-Hundred and Fifty Thousand (250,000) shares (the "Shares") of the Company's Common Stock, $0.001 par value per share (the "Common Stock"). The exercise price per share of the Option shall be the fair market value of the Common Stock on the grant date, as determined in accordance with the terms of the stock option agreement under which the Option is granted. The Option shall vest as to twenty-five percent (25%) of the Shares at the end of the first anniversary of the Effective Date and 1/48th of the Shares at the end of each monthly anniversary of the Effective Date thereafter. The vesting of the Option shall accelerate upon the occurrence of a "Corporate Transaction," as defined in the stock option agreement under which the Option is granted. The Option shall expire on the tenth (10th) anniversary of the Effective Date. Employee's entitlement to the Option is conditioned upon the approval of the Company's Board of Directors and Employee's execution of the stock option agreement pursuant to which the Option is granted, and the Option shall be subject to the terms and conditions of such stock option agreement.

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         2. Section 3(c)(i) of the Original Agreement is hereby amended to read in its entirety as follows:

                  If at any time the Company terminates Employee's employment other than for Cause (as defined below), or if at any time Employee terminates her employment for Good Reason (as defined below), then, during the period of time from the termination date until the first anniversary of the termination date, the Company shall continue to (A) pay to Employee the Base Salary, in accordance with the Company's payroll practices, and (B) make available to Employee the benefits made generally available by the Company to its employees, to the extent permitted under applicable law and the terms of the benefit plans. In addition, if the Company terminates Employee's employment other than for Cause, or if Employee terminates her employment for Good Reason, then the Option automatically shall continue to vest pursuant to the terms of Section 2(c) for a one year period following such termination.

         3. In addition to this Amendment, the Company and Employee shall execute and deliver an amendment to the stock option agreement that governs the Option (as defined in the Original Agreement) in order to reflect in such stock option agreement the amendment to the Original Agreement set forth above in
Section 2 of this Amendment.

         4. Except as provided above in this Amendment, all terms, covenants and conditions in the Original Agreement shall remain in full force and effect and shall not be affected by this Amendment.

         5. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall be taken together and deemed to be one instrument.

                            [SIGNATURE PAGE FOLLOWS]

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         IN WITNESS WHEREOF, the parties hereby execute this First Amendment to
Employment Agreement as of the date first above written.

ENDOCARE, INC.

By:/s/ William J. Nydam                  /s/ Katherine Greenberg
   ------------------------              ---------------------------
Name:                                    Katherine Greenberg
Title:

           [SIGNATURE PAGE TO FIRST AMENDMENT TO EMPLOYMENT AGREEMENT]

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